               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549



                            FORM 8-K


                         CURRENT REPORT
             Pursuant to Section 13 or 15(d) of the
                 Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported):
                          June 30, 1997



                       MEDICAL RESOURCES, INC.
----------------------------------------------------------------
      (Exact name of registrant as specified in its charter)



Delaware             0-20440             13-3584552
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(State or other      (Commission            (I.R.S. Employer
 jurisdiction)        File Number)          Identification No.)


    155 State Street, Hackensack, New Jersey       07601
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 Address of principal executive offices)       (Zip Code)


Registrant's telephone number, including area code: (201) 488-6230


                             N/A
----------------------------------------------------------------
(Former name and former address, if changed since last report)

Item 5.  Other Events.

          On June 30, 1997, Medical Resources, Inc., a Delaware corporation (the "Registrant"), through a wholly-owned subsidiary, consummated the acquisition (the "Acquisition") of substantially all of the business assets of Brooklyn Medical Imaging Center, Meadows Medical Management, Inc. and The Staten Island Medical Imaging, Inc. (collectively, the "Sellers"). The Acquisition was consummated pursuant to an Asset Purchase Agreement (the "Agreement"), dated as of June 27, 1997, by and among the Registrant, its acquisition subsidiary, the Sellers, and certain equity holders of the Sellers. Pursuant to the Agreement, MRI's acquisition subsidiary acquired substantially all of the business assets owned by Sellers for approximately $2,850,000 in cash, 152,356 shares of the Registrant's common stock, $0.01 par value, and the assumption of certain liabilities.

Item 7.   Financial Statements and Exhibits.



(c)       Exhibits.


Exhibit No.                Description

99(a) Asset Purchase Agreement, dated as of June 27, between Brooklyn Medical Imaging Center, Meadows Medical Management, Inc., The Staten Island Medical Imaging, Inc., Mark Novick, M.D., Dennis Rossi, M.D., Art Taylor, Eliezer Offenbacher, Aldonna McCarthy, Queens/Kings Resources, Inc. and the Registrant.

                           SIGNATURES



          Pursuant to the requirements of the Securities Exchange
Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                              MEDICAL RESOURCES, INC.



                              By:/s/ John P. O'Malley III
                              ----------------------------------
                                 Name:  John P. O'Malley III
                                 Title: Executive Vice President -
                                        Finance


Dated:  July 8, 1997

                    ASSET PURCHASE AGREEMENT



          AGREEMENT, dated as of June   , 1997, between Brooklyn
Medical Imaging Center ("BMIC"), Meadows Medical Management, Inc. ("MMM") and The Staten Island Medical Imaging, Inc. ("SIMI") (collectively, the "Sellers"), Mark Novick, M.D. ("Dr. Novick"), Dennis Rossi, M.D. ("Dr. Rossi"), Art Taylor ("Taylor"), Eliezer Offenbacher ("Offenbacher") and Aldonna McCarthy ("McCarthy") (collectively, the "Stockholders"), and Queens/Kings Resources, Inc. (the "Buyer") and Medical Resources, Inc. ("MRI") to the extent set forth on the signature page hereto.

                      W I T N E S S E T H:

          WHEREAS, Sellers, BMIC, MMM and SIMI, respectively, own and manage three imaging centers located at 450 Avenue P, Brooklyn, NY 11223 (the "BMIC Center"); 163-03 Horace Harding Expressway, Flushing, NY 11365 (the "MMM Center") and 1050 Forrest Hill Road, Staten Island, NY 10314 (the "SIMI Center"), respectively, (collectively, the "Centers"), and respectively own or have the right to use certain of the assets, properties, business and goodwill relating thereto (the "Business"); and

          WHEREAS, Buyer desires to acquire the Business and substantially all of the properties and assets of Sellers used or held for use in connection with the Business, and Sellers desire to sell the Business and transfer such properties and assets to Buyer, upon the terms and subject to the conditions hereinafter set forth; and
          WHEREAS, the Stockholders and BMIC own the outstanding common stock and partnership interests of the Sellers.

          NOW, THEREFORE, in consideration of the premises and the mutual agreements herein contained, Seller and Buyer agree as follows:

                            ARTICLE

                SALE OF ASSETS AND PURCHASE PRICE

     1.1 Sale and Purchase of Assets. On the basis of the representations, warranties, covenants and agreements contained in this Agreement and subject to the terms and conditions set forth in this Agreement, on the Closing Date (as defined in Section 1.2 hereof), Sellers shall sell, assign, transfer and deliver to Buyer, and Buyer shall purchase and acquire from Sellers, free and clear of all Liens (as defined in Section 2.5(b) hereof) except as otherwise contemplated by Section 2.5(b) hereof, all of the assets of the Business associated with the Centers, other than the assets listed on Schedule 1.1 (the "Excluded Assets"), including, without limitation, all machinery, equipment and furnishings used or held for use exclusively or primarily in the Business, as set forth on
Schedule 2.5(A) hereto (the Business and all of the foregoing, excepting only the Excluded Assets, being hereinafter referred to as the "Purchased Assets"). As used herein, the term "Purchased Assets" shall also include, without limitation of the foregoing:

     (a) all warranties and claims or potential claims against Sellers' suppliers or lessors with respect to any assets included in the Purchased Assets to the extent said warranties and claims may be assignable; and

     (b) all names, trademarks, contractual rights, telephone numbers, Licenses (as defined in Section 2.6), books and records, business and goodwill of Sellers relating to the Business and the Purchased Assets; and

     (c)  all of Sellers' accounts receivable as of the Closing
Date (as herein defined) arising out of services performed by any of the Sellers at the Centers (including, in all cases, any related claims in respect of the collection thereof) (the "Accounts
Receivable"); and

     (d) the rights to any and all contracts and agreements which Buyer agrees to assume and have the Sellers assign to it as listed on Schedule 1.1(d) hereto (the "Assumed Contracts") (any agreement not so identified on such Schedule 1.1(d) shall be retained by such Seller and no obligation thereof will be assumed by the Buyer); and

     (e) in addition, as an integral part of the Purchased Assets and which Buyer is relying on in entering into this Agreement, the restrictive agreements that the Sellers and the Stockholders shall herein agree to in Article 8.

     1.2  Closing Date.  The purchase and sale of the Business and
the Purchased Assets (the "Closing") shall take place on June   ,
1997 at the offices of Werbel & Carnelutti, 711 Fifth Avenue, New York, New York 10022 at 10:00 a.m. New York City time or as soon thereafter as all of the conditions specified in Articles 5 and 6 of this Agreement shall be satisfied or waived, or at such other place or time or on such other date as Sellers and Buyer may agree upon in writing (such date and time being hereinafter called the "Closing Date").

     1.3 Purchase Price. As consideration for the Purchased Assets (the "Purchase Price"), Buyer shall pay to each Seller, in addition to the assumption of Assumed Liabilities (as herein defined) (the "Assumed Liabilities"), the amounts as follows:

          (i)  to BMIC, $3,500,000, payable as follows:  a)

$1,750,000 to be paid in Common Stock and b) $1,750,000 payable as follows: 1.) payment of BMIC's obligation to pay certain liabilities as hereinafter described in Section 1.3(c), and 2.) the balance to be paid in cash at Closing;

          (ii) to MMM, $1,900,000, payable as follows: a) $995,000 to be paid in Common Stock and b) $995,000 payable as follows: 1.) payment of MMM's obligation to pay certain liabilities as hereinafter described in Section 1.3(c), and 2.) the balance to be paid in cash at Closing;

          (iii) to SIMI, $0.

     The aggregate cash portion of the Purchase Price, as adjusted, shall be made by wire transfer in immediately available funds on the Closing Date to the trust account of Solomon & Siris at EAB, 600 Old Country Road, Garden City, New York, Account No. 065-631814 (the "Closing Date Amount"). The amount to be paid in Common Stock is herein referred to as the "Common Stock Amount".

     Buyer shall deliver to Sellers on or within two business days following the Closing Date stock certificates evidencing the number of shares (the "Closing Shares") of Common Stock of MRI, the parent of Buyer, par value $.01 per share (the "MRI Common Stock"), which equals the quotient obtained by dividing the Common Stock Amount with respect to such Seller by the Market Value (as defined in Section 10.15) of the MRI Common Stock, as quoted on NASDAQ as of the trading day immediately prior to the execution of definitive acquisition documentation (the "Closing Price").

     (b) Allocation of Purchase Price. The Sellers and the Buyer agree to allocate the Purchase Price in accordance with IRC Section 1060 within 30 days of Closing. In addition, the Sellers and the Buyer hereby agree to file timely any information that may be required to be filed pursuant to Treasury Regulations promulgated under IRC Section 1060.

     (c)  Sellers' Obligations to Pay Certain Liabilities at
Closing. Sellers shall be obligated to pay the obligations set forth in Schedule 1.3(c) hereto.

     1.4 Liabilities. Buyer shall not assume or be bound by any duties, responsibilities, obligations or liabilities of Sellers, Stockholders, the Business or the Centers of any kind or nature, known, unknown, contingent or otherwise (including, without limitation, any benefit plan maintained by Buyer, any trade payables or any professional fees), except as specifically set forth on Schedule 1.4 annexed hereto. Except as specifically set forth on Schedule 1.4, all other liabilities are retained by Sellers and Stockholders, and are herein referred to as "Retained Liabilities". Such liabilities expressly assumed by Buyer in
Schedule 1.4 are herein referred to as "Assumed Liabilities."

     1.5  Additional Closing Date Deliveries and Actions.

     (a) On the Closing Date, Sellers shall (i) deliver, or execute and deliver, to Buyer (w) a Bill of Sale, Assignment and Assumption Agreement in substantially the form annexed hereto as Exhibit A with respect to the Purchased Assets, (x) all evidences of consent, waiver or approval obtained by Sellers in respect of the Purchased Assets or the consummation of the transactions contemplated by this Agreement, (y) all of the documents, instruments and opinions contemplated to be delivered by Sellers to Buyer on the Closing Date pursuant to Article 5 hereof, and (z) all such other bills of sale, assignments and other instruments of transfer or conveyances as Buyer may reasonably request or as may otherwise be necessary to evidence and effect the sale, assignment, transfer, conveyance and delivery of the Purchased Assets to Buyer and the retention by the Sellers and Stockholders of the Retained Liabilities and (ii) take all steps and actions as Buyer may reasonably request or as may otherwise be necessary to put Buyer in actual possession and control and provide Buyer with the benefits of the Purchased Assets and the Business. All of the documents described in (w) through (z) hereof are hereinafter referred to as "Sellers' Closing Documents".

     (b) On the Closing Date, Buyer shall (i) deliver, or execute and deliver, to Sellers (x) the Closing Date Amount, (y) a Bill of Sale, Assignment and Assumption Agreement in substantially the form annexed hereto as Exhibit A with respect to the Purchased Assets, and (z) all of the documents, instruments and opinions contemplated to be delivered by Buyer to Sellers on the Closing Date pursuant to
Article 6 hereof, and (ii) take all steps and actions as may be reasonably necessary to effectuate the transactions contemplated hereby. All of the documents described in (x) through (z) hereof are hereinafter referred to as "Buyer's Closing Documents" and, collectively with Sellers' Closing Documents, the "Closing Documents".

     (c) Apportionment of Certain Liabilities. The Closing Date Amount shall be adjusted for the apportionment of expenses as of the Closing Date of the Centers, including, but not limited to, office or building rent, equipment leases, payroll and service contracts and other such expenses as set forth on Schedule 1.5(c). The parties shall determine such apportionment and settle such amounts prior to or as promptly as practicable following the Closing.

     (d) SIMI Adjustment. The Sellers shall deposit into escrow at Closing the sum of $300,000 in cash (the "Escrow Amount"), which sum shall be paid as provided in Section 1.3(c), and all parties shall execute the form of Escrow Agreement attached hereto as Exhibit B. In the event that the Center heretofore operated by SIMI (the "Staten Island Center") ceases operations at any time during the six months following the Closing, (i) the Escrow Amount shall be delivered to DVI Financial Services, Inc. and (ii) upon liquidation of the Staten Island Center and after payment of all liabilities associated therewith, remaining assets with respect thereto shall be delivered to Sellers in accordance with their written instructions. If on the Business Day six months after the Closing Date, the Staten Island Center is in operation or, if within six months after ceasing operations, the Buyer or any Affiliate thereof commences operations at the Staten Island Center ("ReOpening") (i) the Escrow Amount (or in the case of a ReOpening, an amount equal to the Escrow Amount) shall be delivered to Solomon & Siris as attorneys on behalf of the Sellers to be disbursed in accordance with the Seller's written instructions and (ii) Buyer shall pay to Solomon & Siris, on behalf of Sellers, as described in
Section 1.3(a) to be disbursed in accordance with the Sellers' written instructions the sum of $175,000. The determination to continue or cease operations at the Staten Island Center shall be in Buyer's sole and absolute discretion.

     1.6  Consents, Waivers and Further Assurances.   From time to
time following the Closing, Sellers shall execute and deliver, or cause to be executed and delivered to Buyer such other instruments of assignment, conveyance and transfer as Buyer may reasonably request or as may be otherwise necessary more effectively to convey and transfer to, and vest in, Buyer and put Buyer in possession of, any part of the Purchased Assets and to convey to Buyer the benefit of the bargain.

     (b) With respect to any properties or assets sold hereunder that cannot be physically delivered to Buyer because they are in the possession of third parties, or otherwise, Sellers and Stockholders shall give irrevocable instructions to the party in possession thereof, if such be the case, with copies to Buyer, that all right, title, and interest therein have been vested in Buyer and that the same are to be held for Buyers' exclusive use and benefit.

     1.7 Termination. Anything contained in this Agreement to the contrary notwithstanding, this Agreement may be terminated and the transactions contemplated herein abandoned at any time prior to the Closing Date: (a) by the mutual written agreement of Buyer and Sellers; or (b) by Buyer or Sellers in the event of any material breach by the other party of any of its agreements, representations or warranties contained herein; or (c) by either Buyer or Sellers if the Closing has not occurred on or before July 15, 1997 (provided, however, that if the party seeking to terminate this Agreement pursuant to this clause (c) has failed to use good faith and best efforts to bring about the Closing, that party shall not have the right to terminate the Agreement pursuant to this clause), or such later date as may be agreed upon in writing by Sellers and Buyer or may result from the operation of the provisions of Section
4.3 (the "Termination Date"). Notwithstanding any such termination, the provisions of Section 8.1 of this Agreement shall remain in full force and effect and no such termination shall be deemed to constitute a release or waiver by either party of any claim against the other party hereto based on any breach by such party of its agreements or its representations and warranties contained herein.

     1.8  Registration of MRI Common Stock.   Within three months
following the Closing Date, MRI shall prepare and file a registration statement with the Securities and Exchange Commission (the "SEC"), and shall thereafter use its best efforts to cause all Closing Shares to be registered under the Securities Act within six months following the Closing Date, covering the resale by the Sellers in a public distribution of the Closing Shares. The date such registration statement is declared effective by the SEC is referred to herein as the "Effective Date". MRI shall also use its best efforts to keep any such registration statement, and the accompanying prospectus, effective and current under the Securities Act at its expense for a period ending on the earlier to occur of six months from the Effective Date or the date on which Sellers have completed their disposition of such shares pursuant to the registration statement, provided that such six-month period shall be extended for a period equal to the number of days during such six-month period with respect to which trading in the MRI Common Stock is suspended on The Nasdaq Stock Market or such registration statement is not effective and current other than as a result of any action or inaction by Sellers.

          (b)  In connection with the registration of the Closing
Shares pursuant to this Section 1.8:

     (i) The Sellers will cooperate in furnishing promptly to MRI in writing any information reasonably requested by MRI in connection with the preparation, filing and processing of such registration statement;

     (ii) MRI shall use reasonably diligent efforts to have the Closing Shares qualified for listing on The Nasdaq Stock Market;

     (iii) MRI shall notify Sellers, at any time when a prospectus relating to the Closing Shares is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in the registration statement contains an untrue statement of material fact or omits any fact necessary to make the statements therein not misleading and MRI shall take such steps at it shall deem necessary to correct such prospectus;

     (iv) Except as set forth in subsection (v) below, MRI shall bear all costs and expenses incident to any registration pursuant to this Section 1.8;

     (v) The Sellers shall pay any and all brokerage fees and transfer taxes incident to the sale of any share of MRI Common Stock sold by the Sellers pursuant to the registration effected pursuant to this Section 1.8, and shall pay the fees and expenses of any special attorneys or accountants retained by it;

     (vi) MRI will prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and current for the period required herein and use reasonably diligent efforts to comply with the provisions of the Securities Act and the rules and regulations of the SEC with respect to the sale or disposition of shares covered by such registration statement; and

     (vii) MRI will furnish to the Sellers such number of prospectuses or other documents incident to such registration as may from time to time be reasonably requested, and cause its shares to be qualified under the blue-sky laws of those states reasonably requested by the Sellers (provided that MRI will not be required to (A) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify, (B) subject itself to taxation in any such jurisdiction or (C) consent to general service of process in any such jurisdiction);

     (c) In the event MRI fails to file a registration statement within three months of the Closing Date or the Closing Shares are not registered by the end of such six-month period, Seller will have the option, exercisable within ten days after the end of such three or six-month period, and within ten days after written notice in the event the Registration Statement is not filed within three months or the Registration Statement has not been declared within six months, as the case may be, to return the Closing Shares to MRI and to require MRI to pay to Seller an amount equal to the Common Stock Amount. Buyer shall notify Sellers in writing as to whether or not it has filed the registration statement by the three month period and when the registration statement has been declared effective.

                           ARTICLE 2
                 REPRESENTATIONS AND WARRANTIES
                   OF SELLERS AND STOCKHOLDERS

     As an inducement to Buyer to enter into this Agreement and to consummate the transactions contemplated hereby, each Seller with respect to its entity and the Stockholders who have an equity interest in such Seller with respect to such entity, jointly and severally, represent and warrant to Buyer and agree as follows:

     2.1 Organization and Qualification. Each of MMM and SIMI is a corporation duly organized, validly existing and in good standing under the laws of the State of New York, and BMIC is a general partnership duly organized under New York law. Each Seller has all requisite corporate or partnership power and authority to own or lease its properties and assets and to conduct its business as presently conducted. Attached hereto as Schedule 2.1 is an accurate list of the sole stockholders or partners of the Sellers and own such shares or partnership interests of each Seller as is set forth on Schedule 2.1 and no other person or entity has an equity interest in any Seller or any right with respect to an equity interest in any Seller.

     2.2  Authority to Effect Transactions.   Sellers and
Stockholders have all requisite power and authority to execute, deliver and perform this Agreement and all of Sellers' Closing Documents. All necessary corporate or other action (including, without limitation, action by Stockholders) on the part of the Sellers has been duly taken to authorize the execution, delivery and performance by Sellers of this Agreement and all of Sellers' Closing Documents. This Agreement has been duly authorized, executed and delivered by each Seller, has been duly executed and delivered by the Stockholders, and is the legal, valid and binding obligation of each Seller and Stockholder, enforceable against each Seller and Stockholder in accordance with its terms, except as may be limited by the application of bankruptcy, insolvency, and creditors rights, laws, and the application of principles of equity. Each of Sellers' Closing Documents has been duly autho-rized by the applicable Seller and, upon execution and delivery by such Seller, as contemplated hereby, will be the legal, valid and binding obligation of such Seller, enforceable against such Seller in accordance with its terms, except as may be limited by the application of bankruptcy, insolvency, and creditors rights, laws, and the application of principles of equity.

     (b) Except as set forth in Schedule 2.2(B) hereto, (i) no consent, authorization, approval, order, license, certificate, permit or act of or from, or declaration or filing with, any foreign, federal, state, local or other governmental authority or regulatory body or any court or other tribunal or any party to any contract, agreement, instrument, lease or License (as defined in Section 2.6) to which the Sellers or Stockholders is a party or by which any of them is bound or to which any of the Purchased Assets is subject, is required for the execution, delivery or performance by Sellers or Stockholders of this Agreement or any of Sellers' Closing Documents or the consummation of the transactions contemplated hereby or thereby and (ii) neither the execution, delivery or performance of this Agreement or any of Sellers' Closing Documents nor the consummation of the transactions contemplated hereby or thereby (v) conflicts with or will conflict with, or (with or without the giving of notice or the passage of time or both) results or will result in a breach of the terms, conditions or provisions of, (w) constitutes or will constitute a default under, (x) results or will result in the creation of any Lien except for Permitted Liens (as defined in Section 2.5(b) hereof) upon the Purchased Assets pursuant to, (y) constitutes or will constitute an event creating rights of acceleration, termination or cancellation, or loss of rights under, or (z) results or will result in a violation of, (A) any Seller's organizational documents and agreements, each as amended to date,
(B) any law, statute, rule, regulation, order, award, judgment or decree to which any Seller, Stockholder or any of the Purchased Assets is subject or (C) any contract, agreement, instrument, lease or License to which any Seller or Stockholder is a party or by which any of them is bound.

     2.3 Financial Information. Sellers have delivered to Buyer the financial statements as set forth on Schedule 2.3A. Such financial statements were prepared in accordance with generally accepted accounting principles consistently applied and fairly reflect the result of operations and financial condition of the Sellers. The Centers' books and records are true, complete and accurate in all material respects. Except as set forth in Schedule
1.4 and 2.3 hereto, no Center is subject to any material liability (including, without limitation, unasserted claims whether known or unknown and liabilities for federal, state or local income tax), whether absolute, contingent, accrued or otherwise.

     2.4 Absence of Certain Developments. Except as contemplated by this Agreement or as otherwise set forth on Schedule 2.4 hereto, since January 1, 1997, the Business has been conducted in all respects only in the ordinary course of business of the Centers consistent with past practice. Except as set forth on Schedule 2.4 hereto, since January 1, 1997, there has been (a) no material adverse change in the Purchased Assets or in the business, liabilities, operations, profits, condition (financial or otherwise) or prospects of the Centers other than general industry conditions, if any, and, no fact or condition exists or is contemplated or threatened which might be expected to cause such a change in the future, and (b) no damage, destruction, loss or claim or condemnation or other taking materially and adversely affecting any Purchased Asset.

     2.5  Tangible Personal Property; Title and Liens.   Set forth
on Schedule 2.5(A) hereto is a list of all of the tangible personal property included in the Purchased Assets.

     (b) The Sellers have good title to all of the Purchased Assets, free and clear of all mortgages, liens, security interests, easements, encumbrances, equities, claims and obligations to other Persons (as such term and all other defined terms used herein and not otherwise defined are defined in Section 10.15) of every kind and character (any of the foregoing, a "Lien"), other than as set forth on Schedule 2.5(B)(1) hereto. Upon delivery to Buyer on the Closing Date of the instruments of assignment and transfer contemplated by this Agreement, Sellers will thereby transfer to and vest in Buyer good and marketable title to the Purchased

Assets, free and clear of all Liens other than Liens, if any, created by Buyer and Liens set forth on Schedule 2.5(B)(1) (collectively, "Permitted Liens"). Sellers shall discharge and indemnify Buyer from and against any and all claims, suits, actions, proceedings (formal and informal), investigations, judgments, deficiencies, damages, settlements, liabilities, losses, costs and legal and other expenses resulting or arising from any Lien existing on the Closing Date (whether inchoate, or not, and whether perfected or not) on or with respect to any of the Purchased Assets other than any Permitted Lien. Except as set forth on Schedule 1.1 hereto, the Purchased Assets constitute all assets and properties presently used in the operation of the Business as it is currently being operated.
          (c) No real property owned by any Seller is used in the conduct of the Business.

     2.6 Licenses and Authorizations. Sellers own, hold or possess all foreign, federal, state or local governmental licenses, franchises, permits, privileges, approvals and other authorizations and licenses which are necessary to entitle them to own or lease the Purchased Assets and to operate and use the Purchased Assets to conduct and carry on the Business as presently conducted at the Centers (the "Licenses"). Set forth on Schedule 2.6 hereto is a list and brief description of each of the Licenses. Each of the Licenses is valid and in full force and effect and, except as disclosed in Schedule 2.6, may be assigned and transferred to Buyer in accordance with this Agreement and will continue in full force and effect thereafter, without default or forfeiture of any rights thereunder. No notice of cancellation, default or breach of or any dispute concerning any of the Licenses owned, possessed or held by any Seller or of any event or condition or state of facts described in the next following sentence has been received by any Seller with respect to any of such Licenses. There is not now pending, or to the knowledge of Sellers threatened, any action to revoke, cancel, rescind, modify or refuse to renew in the ordinary course any of the Licenses. Sellers and, to the best of their knowledge, their predecessors in interest have performed and fulfilled in all respects all of their respective obligations under each of the Licenses, and Sellers are not aware of any event or condition or state of facts which constitutes or, after notice or lapse of time or both, would constitute a breach or default under any of such Licenses or which permits or, after notice or lapse of time or both, would permit revocation or termination of any of such Licenses or which would adversely affect any of the rights of any Seller thereunder.

     2.7 Contracts and Other Instruments. (a) Schedule 2.7(A) hereto sets forth a list of all contracts, agreements, instruments and leases to which any Seller or Stockholder is a party or by which it is bound, relating to the Business or the Purchased Assets or to which any of the Purchased Assets is subject (collectively, together with any contracts, agreements, instruments and leases entered into by any Seller with respect to the Business or the Purchased Assets between the date hereof and the Closing Date consistent with the terms of this Agreement, being herein called the "Contracts"). Sellers have provided Buyer with a true and complete copy of each Contract.

     (b) Each of the Contracts constitutes the valid and binding obligation of the applicable Seller and, to the best of Sellers' and Stockholders' knowledge, the other party thereto, and is in full force and effect. Except as set forth in Schedule 1.3(c) hereto, each Seller has performed and fulfilled all of its obligations under each of such Contracts required to be performed as of the date hereof by such Seller, is not in default or breach thereunder, and, to the knowledge of Sellers and the Stockholders, no other party is in default or breach thereunder.

     2.8 Employees. (a) Schedule 2.8(A) hereto contains a list of the names and relationships with the Sellers of all employees of the Sellers at the Centers as of April 30, 1997, a description of all agreements (oral or written) with such employees, the dates on which such employees commenced working for the Sellers, any increase in such employee's compensation since January 1, 1997, and the compensation of such employees. Except as set forth on
Schedule 2.8(B) hereto, no Seller is a party to any collective bargaining agreement, employment agreement, retirement plans (whether qualified or non-qualified), deferred compensation or severance (except to the extent that accrued vacation and accrued sick days may be deemed to be severance under applicable law) agreement, consulting or advisory agreement, confidentiality agreement or covenant not to compete (except as set forth in this Agreement) relating to the employees or otherwise relating to the Business.

     (b) Each Seller has complied in all material respects with all applicable laws, rules and regulations affecting the employment of labor, including, but not limited to, those relating to wages, hours, discrimination and the payment of social security, withhold-ing and similar taxes, and is not liable for any arrears of wages or any penalties for failure to comply with any of the foregoing. There are no controversies pending or threatened between any Seller and any of its employees, or any labor unions or collective bargaining unit representing or purporting to represent any of its employees.

     2.9 Compliance with Laws; Litigation. The Purchased Assets and their uses comply with, and each Seller with respect to the Purchased Assets and the operation of the Business and each Center is in compliance with, all applicable laws, regulations, rules, or ordinances of, and all applicable judgments, writs, decrees, injunctions and orders of, any foreign, federal, state, local or other governments or court or governmental departments, commissions, bureaus, agencies or instrumentalities. Sellers are not, with respect to the Business, the Centers or the Purchased Assets, subject to any judgments, writs, decrees, injunctions or orders of any foreign, federal, state or local government or court or governmental department, commission, bureau, agency or instru-mentality. Except as set forth on Schedule 2.9 hereto, there is no suit, action, administrative proceeding, arbitration or other proceeding or governmental investigation, including any medical board or similar professional body proceeding, involving any Seller, Stockholder or Center (including any medical professionals practicing at any Center that involves activities performed at such Center) pending or, to the best knowledge of the Sellers and the Stockholders, threatened against any Seller or Stockholder or otherwise with respect to the Business, the Centers or the Purchased Assets (including, without limitation, any claim for malpractice) nor is there any basis for any of the same, and there are no suits, actions, administrative proceedings, arbitrations or other proceedings or investigations pending in which any Seller or Stockholder is the plaintiff or claimant relating to the Purchased Assets, the Business or any Center. There is no suit, action, administrative proceeding, arbitration or governmental investigation involving any Seller, Stockholder, or Center pending or, to the best knowledge of Sellers and the Stockholders, threatened, which questions the legality, validity or propriety of the transactions contemplated by this Agreement.

     2.10 Machinery, Equipment and Supplies. All machinery, equipment and supplies of the Sellers included in the Purchased
Assets are in good and usable condition, ordinary wear and tear excepted.

     2.11 Insurance. Schedule 2.11 hereto sets forth a list of all policies of insurance in force with respect to the Purchased Assets, the Centers and the Business. No Seller has received a notice of any pending or threatened termination with respect to such policies and each Seller is in compliance with all conditions contained therein. All such policies are valid and enforceable and in full force and effect and are sufficient for all applicable requirements of law. All such policies will remain in full force and effect through the Closing Date.

     2.12 Environmental Matters. To the best of the Seller's knowledge, there has been no (a) release or threatened release of any hazardous substance, pollutant or contaminant as each such term presently is defined by the Comprehensive Environmental Response, Compensation and Liability Act, as amended, resulting from any activity by or on behalf of any Seller, Stockholder or any predecessor in interest, including but not limited to, the generation, handling, storage, treatment, transportation or disposal of any hazardous substance, pollutant or contaminant at any Center; (b) past action taken by any federal, state or local entity or by any private party under any federal, state or local statute, rule, regulation or guideline concerning the release of any hazardous substance, pollutant or contaminant into the soil, air, surface or subsurface waters or the environment in general from any Center; and (c) claims or actions brought or which may be brought by any third party for damages occurring at or outside of a Center resulting from the alleged release or threatened release of any hazardous substance, pollutant or contaminant by any Seller or any predecessor in interest, including but not limited to, claims for health effects to persons, property damage and/or damage to natural resources; nor does any Seller have any knowledge of any basis for any of the foregoing.

     2.13 Accounts Receivable. Each Seller has good title, free and clear of all Liens, except Permitted Liens as set forth on
Schedule 2.5 B(1), to the Accounts Receivables reflected on its balance sheets and will have good title, free and clear of all liens, to the Accounts Receivable which have arisen since the date of the balance sheets. The Accounts Receivable have arisen from bona fide transactions entered into in the ordinary course of business and are not in dispute or subject to defense, counterclaim or set-off, provided that neither Sellers nor Stockholders warrant the collectibility of the Accounts Receivable.

     2.14 Taxes. (a) Each Seller has timely filed or will timely file all returns and reports required to be filed by it with any taxing authority with respect to Taxes (as hereinafter defined) (as for any period ending on or before the Closing Date), taking into account any extension of time to file granted to or obtained on behalf of such Seller, (b) all Taxes shown to be payable on such returns or reports that are due prior to the Closing Date have been paid or will be paid when due, (c) as of the date hereof, no deficiency for any material amount of tax has been asserted or assessed by a taxing authority against any Seller, (d) all liability for Taxes of each Seller that are or will become due or payable have been paid or adequately reserved for on such financial statements, and (e) no Tax return or reports of any Seller are under examination. As used herein, "Tax" or "Taxes" shall mean any and all taxes, charges, fees, or levies payable to any federal, state, local or foreign taxing authority or agency, including, without limitation, (i) income, franchise, profits, gross receipts, minimum, alternative minimum, estimated, ad valorem, value added, sales, use, service, real or personal property, capital stock, license, payroll, withholding disability, employment, social security, workers compensation, unemployment compensation, utility, severance, excise, stamp, windfall profits, transfer and gains taxes, (ii) customs duties, imposts, charges, levies or other similar assessments of any kind, and (iii) interest, penalties and additions to tax imposed with respect thereto.

     2.15 No Referrals by Interested Parties. From and after January 1, 1995 and through the Closing Date, there have been no referrals of Medicare or Medicaid patients to any Seller by physicians owning equity interests in any Seller or a Center or having any financial relationship with any Seller or a Center.

     2.16 Related Party Transactions. Schedule 2.16 specifies all entities that have transacted business with (a) the Sellers or the Centers or (b) patients of any Seller or Center, that are "related" through common ownership or control to the Sellers or the Centers under the Medicare definition of such term, or the definition of such term under the Medicaid program of any State. For each such entity, Schedule 2.16 also states the nature of the transaction and the nature of the relationship, including, but not limited to, the percentage of common ownership or relationship that creates control. Attached to Schedule 2.16 are all contracts or written agreements between such entities and the Sellers or the Centers.

     2.17 Brokers. Neither any Seller, Stockholder nor Affiliate of any Seller or Stockholder has incurred any liability or obligation to any broker, finder or agent for any brokerage fees, finder's fees or commissions with respect to the transactions contemplated by this Agreement.

     2.18 Disclosure. All representations and warranties made by the Sellers or the Stockholders to the Buyer are and when made were true, accurate and complete.

     2.19 Investment Intent. The Sellers are acquiring the Closing Shares which are issuable under this Agreement for investment for its own account, not as a nominee or agent, and not with the view to, or for resale in connection with, any distribution thereof and understands that the Shares are being offered under an exemption provided by Section 4(2) of the Securities Act upon reliance on such representation. Other than as set forth on Schedule 2.19 hereto, the Sellers and Stockholders are "accredited investors" as such term is defined in Rule 501(a) under the Securities Act. The Sellers and Stockholders understand that the Closing Shares representing the MRI Common Stock which are issuable hereunder, have not been, and will not as of the Closing Date be, registered under the Securities Act. The Sellers and Stockholders acknowledge that the Shares which are issuable hereunder must be held indefinitely until subsequently registered under the Securities Act or unless an exemption from such registration is available. The Sellers and Stockholders are aware of the provisions of Rule 144 promulgated under the Securities Act which permit limited resale of shares subject to the satisfaction of the requirements set forth therein.

     2.20 Other. Notwithstanding anything contained herein, each Seller and Stockholder has made the foregoing representations and warranties, only with respect to itself and the Seller(s), in which he or she has an ownership interest. Each Seller and Stockholder make no representation with respect to the Seller and Centers in which he or she does not have an interest.

                            ARTICLE 3

             REPRESENTATIONS AND WARRANTIES OF BUYER

     As an inducement to the Sellers and the Stockholders to enter into this Agreement and to consummate the transactions contemplated hereby, Buyer represents and warrants to the Sellers and the Stockholders and agrees as follows:

     3.1 Organization. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Buyer has all requisite corporate power and authority to own or lease its properties and assets and to conduct its business as presently conducted. Buyer is a wholly owned subsidiary of MRI.

     3.2 Authority to Effect Transactions. (a) Buyer has all requisite corporate power and authority to execute, deliver and perform this Agreement and Buyer's Closing Documents. All necessary corporate action on the part of Buyer has been duly taken to authorize the execution, delivery and performance of this Agreement and Buyer's Closing Documents. This Agreement has been duly authorized, executed and delivered by Buyer, and is the legal, valid and binding obligation of Buyer enforceable against Buyer in accordance with its terms. Buyer's Closing Documents have been duly authorized by Buyer and, upon execution and delivery by Buyer as contemplated hereby, will be the legal, valid and binding obligations of Buyer, enforceable against Buyer in accordance with their terms.

          (b) Except as set forth in Schedule 3.2 hereto, (i) no consent, authorization, approval, order, license, certificate or permit of or from, or declaration or filing with, any foreign, federal, state, local or other governmental authority or regulating body or any court or other tribunal or any party to any contract, agreement, instrument, lease or license to which Buyer is a party or by which it is bound, is required for the execution, delivery or performance by Buyer of this Agreement or any of Buyer's Closing Documents or in connection therewith or for consummation of the transactions contemplated hereby or thereby and (ii) neither the execution, delivery or performance by Buyer of this Agreement or any of Buyer's Closing Documents, nor the consummation of the transactions contemplated hereby or thereby (w) conflicts with or will conflict with or (with or without the giving of notice or the passage of time or both) results or will result in a breach of the terms, conditions or provisions of, (x) constitutes or will constitute a default under, (y) constitutes or will constitute an event creating rights of acceleration, termination or cancellation, or loss of rights under, or (z) results or will result in a violation of, (A) the certificate of incorporation or by-laws, each as amended to date, of Buyer, (B) any law, statute, rule, regula-tion, order, award, judgment or decree to which Buyer is subject, or (c) any contract, agreement, instrument, lease or license to which Buyer is a party or by which it is bound.

     3.3 Litigation. Except as set forth on Schedule 3.3 hereto, there is no suit, action, administrative proceeding, arbitration or other proceeding or governmental investigation pending or, to the best knowledge of Buyer, threatened against Buyer, MRI or any MRI Group Entity, which questions the legality, validity or propriety of the transactions contemplated by this Agreement.

     3.4  SEC Reports. Since January 1, 1997, MRI has timely filed
(i) all forms, reports, statements and other documents required to be filed with (A) the SEC, including, without limitation (1) all Annual Reports on Form 10-K, (2) all Quarterly Reports on Form 10-Q, (3) all proxy statements relating to meetings of stockholders (whether annual or special), (4) all Current Reports on Form 8-K,
(5) all other reports or registration statements and (6) all amendments and supplements to all such reports and registration statements (collectively, the "SEC Reports"), (B) The Nasdaq Stock Market and (C) any other applicable state securities authorities and (ii) all forms, reports, statements and other documents required to be filed with any other applicable federal or state regulatory authorities, except where the failure to file any such forms, reports, statements or other documents would not have an material adverse effect on the business of MRI and its subsidiaries taken as whole (all such forms, reports, statements and other documents in clauses (i) and (ii) of this Section 3.4 being referred to herein, collectively, as the "Reports"). The Reports, including all Reports filed after the date of this Agreement and prior to the Closing Date (x) were or will be prepared in all material respects in accordance with the requirements of applicable law (including, with respect to the SEC Reports, the Securities Act and the Securities Exchange Act of 1934, as the case may be, and the rules and regulations of the SEC thereunder applicable to such SEC Reports) and (y) did not at the time they were filed, or will not at the time they are filed, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The outstanding shares of MRI Common Stock are duly qualified for listing on The Nasdaq Stock Market.

     3.5 Closing Shares. The issuance, sale and delivery of the Closing Shares is not subject to any preemptive or similar rights of any person. The Closing Shares, when issued and delivered pursuant to the terms hereof, shall be validly issued and fully paid and non-assessable, free and clear of any liens.

                            ARTICLE 4

      CONDUCT OF BUSINESS AND TRANSACTIONS PRIOR TO CLOSING

          Between the date hereof and the Closing Date:

     4.1 Access. Sellers shall afford to the officers, emplo-yees, consultants, attorneys, agents, engineers, accountants and other representatives ("Agents") of Buyer free and full access to the properties, assets, books and records of Seller relating exclusively or primarily to the Purchased Assets, (b) permit them to make extracts from and copies of such books and records and (c) from time to time furnish to Buyer or Buyer's Agents such financial and operating data and other information concerning the results of operations of the Centers and the Business as Buyer may reasonably request including all interim financial statements with respect to the Centers. No investigation by or on behalf of Buyer shall affect the representations and warranties of the Sellers hereunder.

     4.2 Conduct of Business. Sellers and Buyer shall refrain from taking any action which would render any of their respective representations and warranties inaccurate as of the Closing Date, except for changes therein permitted by this Agreement or resulting from transactions carried out pursuant to this Agreement. Each party shall promptly notify the other of any action, suit, proceeding or investigation that may be threatened, brought, asserted or commenced of which it becomes aware that would have been listed, in the case of Sellers, on Schedule 2.9 hereto or, in the case of Buyer, on Schedule 3.3 hereof, if such action, suit, proceeding or investigation had arisen or were in existence on or prior to the date hereof. Sellers shall act diligently and reason-ably with respect to their respective Centers (a) to preserve the Purchased Assets intact, (b) to keep available, if so requested by Buyer, the services of the present personnel of the Centers and (c) to preserve the goodwill of suppliers and customers of the Centers and others having business relations therewith. Except as otherwise contemplated by this Agreement or consented to in writing by Buyer, Sellers shall conduct the business and operations of their respective Center in all material respects only in the ordinary course and substantially as presently operated. Notwith-standing the foregoing, except as otherwise contemplated by this Agreement or consented to in writing by Buyer, Sellers shall not, with respect to the Purchased Assets, sell, lease, transfer or otherwise dispose of (including transfers to any Affiliate of a Seller), or mortgage or pledge, or impose or suffer to be imposed any Lien on, any Purchased Assets. In addition, except with respect to the liabilities and obligations set forth on Schedule
4.2 and 1.3(c) attached hereto, Sellers shall ensure that all of their respective liabilities and obligations to vendors, lenders and other creditors are current and not past due ("Current" shall mean paid in full within thirty (30) days of the provision of goods or services or, if longer, pursuant to the terms of the invoice) and the Sellers and Stockholders shall indemnify and hold Buyer harmless against all past due obligations of their respective
Centers only as of the Closing incurred prior to Closing, except for Assumed Liabilities. Additionally, pending the Closing, and except as otherwise specifically contemplated by this Agreement,
Sellers:

     (i) shall not issue or sell rights (including, without limitation, conversion rights), options, warrants to purchase or to subscribe to, or enter into any arrangement or contract with respect to any of its securities;

     (ii) shall not declare, pay or set aside for payment any dividend or other distribution in respect to any of its securities or directly or indirectly redeem, purchase or otherwise acquire any shares of its securities;

     (iii) shall not enter into contracts or commitments involving, individually, in excess of $5,000 (or $25,000 in the aggregate);

     (iv) will not grant any increase in compensation to any officer, employee or agent or enter into or amend any stock option plan or any employment or consulting agreement;

     (v) shall not dispose of or encumber any of its properties and assets;

     (vi) shall not merge or consolidate with any other corporation, or acquire any stock, business, or substantially all of the property or assets of any other person, firm, association, corporation or other business organization; and

     (vii) shall not do any act or omit to do any act which with or without the giving of notice or the passage of time, or both, would result in a breach of or default under any contract, commitment or obligation of the Sellers.

     4.3 Maintenance. Sellers shall act reasonably and in accordance with its prior practice with respect to the Business to preserve, maintain in good and usable condition and insure and repair the Purchased Assets and the Centers in the ordinary course. In the event of any material loss of, or material damage to, tangible Purchased Assets or any Center prior to the Closing, Sellers shall either pay the lesser of the repair or replacement cost thereof to Buyer at the Closing or, at the option of Buyer, promptly repair or replace the lost or damaged Purchased Assets in order to minimize the interruption to the Business. If, despite the best efforts of Sellers to repair or replace such lost or damaged Purchased Assets prior to the Closing Date, such repair or replacement is not completed prior to the Termination Date, then, at the option of Buyer, (a) the Termination Date shall be extended for an additional period not to exceed ten days or (b) Sellers shall pay to the Buyer on the Closing Date the lesser of the repair or replacement cost of the lost or damaged Purchased Assets.

     4.4 Consents and Approvals. Sellers shall act diligently and reasonably to secure the consents and approvals of any governmental agencies and authorities and any other Persons, as set forth on
Schedule 2.2(B) annexed hereto, required to be obtained in order to assign or transfer to Buyer, any contract or License included within the Purchased Assets or to otherwise satisfy the conditions set forth in Sections 5.4 and 5.7 hereof, provided, that Sellers shall not make any agreement or understanding affecting the Purchased Assets, the Centers or the Business as a condition for obtaining any such consent or waiver except with the prior written consent of Buyer. Buyer shall act diligently and reasonably to cooperate with Sellers to obtain the consents or approvals contem-plated by this Section 4.4.

     4.5 Renewal of Contracts. Sellers shall consult with Buyer fully with respect to the renewal of any Contracts that are scheduled to expire between the date hereof and the Termination Date and will not enter into any such renewals without the prior written consent of the Buyer.

     4.6 Stockholders Covenants. Insofar as the Stockholders control the Sellers, any covenant contained herein requiring action on the part of any Seller shall require the Stockholders to cause such Seller to take such action.

     4.7 Financing Arrangements. Sellers shall provide Buyer with information concerning all oral and written financing arrangements to which any Seller is a party. Sellers shall permit Buyer to renegotiate the terms and conditions of any such financing arrangement which Buyer determines, in its sole discretion, should be renegotiated.

     4.8 Staten Island Permit. For the purpose of operating CT scan and magnetic resonance equipment at the Center owned by SIMI
(the "SIMI Center") pursuant to the Revocable Permit (the "Permit") with the State of New York, following the Closing, Dr. Novick will cause Novick Medical Imaging, P.C. ("P.C.") to enter into an agreement with Orlando Manfredi, M.D. or any other duly licensed person or entity designated by Buyer to furnish diagnostic imaging services at the Center on the terms reasonably requested by Buyer and consistent with laws, rules and regulations pertaining to health care and with the Permit. Neither Dr. Novick nor P.C. shall be required to operate at a loss with respect to the performance of such agreement from the commencement thereof. In addition, Dr.
Novick will, and Dr. Novick will cause P.C. and use his best efforts to cause other persons or entities to cooperate with Buyer in obtaining an assignment of the Permit to any party Buyer designates upon the election of Buyer. Dr. Novick herein makes no representation as to the assignability of the Permit and shall have no responsibility for obtaining the assignment other than cooperating with Buyer as set forth above. Pending such assignment, Dr. Novick agrees to operate the SIMI Center in the ordinary course of business, to cooperate fully with the Buyer in the operation of the Center and not to take any action which would cause the revocation of the Permit.

     4.9 Financing Statements. Sellers hereby grant, and to the extent necessary, Sellers shall cause Mark Novick, M.D., P.C. (the "Related PC") to grant, a security interest in the Accounts Receivables, and Sellers shall, and shall cause their Related PC, to execute and deliver to Buyer such financing statements as Buyer deems necessary or desirable to perfect such security interests. Sellers shall, and shall cause any recipient of proceeds from the Accounts Receivable, to turn over to Buyer all collections received relating to the Accounts Receivable as promptly as practicable after receiving the same. The recipient thereof, to the extent not the Buyer, shall hold all collections with respect to Accounts Receivable in trust for the benefit of Buyer, subject to fees due to Medical Database pursuant to Schedule 2.5(b)(1).

                            ARTICLE 5

               CONDITIONS TO OBLIGATIONS OF BUYER

          The obligations of Buyer under this Agreement shall be subject, at the option of Buyer, to the fulfillment of each of the following conditions as of the Closing Date:

     5.1 Accuracy of Representations and Compliance With Condi-tions. All representations and warranties of the respective Sellers and the Stockholders contained in this Agreement shall be true and accurate when made and, except (a) as a result of the taking of any action contemplated hereby or (b) insofar as any representation or warranty relates to any specified earlier date, shall be true and accurate as of the Closing Date, as though such representations and warranties were then made by the Seller and the Stockholders; and the Sellers and the Stockholders shall have performed and complied with all of their covenants and agreements set forth in this Agreement to be performed or complied with at or before the Closing.

     5.2 No Changes; Destruction of Property and Due Diligence. Between the date hereof and the Closing Date, there shall have been
(a) no material adverse change in the Business or any of the Purchased Assets; (b) no federal, state or local legislative or regulatory change adversely affecting the Business or the Purchased Assets; (c) no damage, destruction, loss or claim or condemnation or other taking materially and adversely affecting the Business or the Purchased Assets that has not been repaired or replaced in accordance with Section 4.3 hereof; (d) no lawsuit, proceeding or claim filed or asserted against any Seller that, if adversely determined, may have a material adverse effect on the Business or the Purchased Assets and (e) no event or fact concerning the Sellers, Stockholders, Centers or Business shall have come to the attention of the Buyer during Buyer's due diligence investigation that would cause the Buyer, in its reasonable judgment, not to proceed with the Closing.

     5.3 Opinion of Counsel for Sellers. Buyer shall have received from counsel to the Sellers and the Stockholders, an opinion dated the Closing Date in the form set forth in Exhibit B hereto.

     5.4 Necessary Government Approvals. The parties shall have received all governmental and regulatory approvals, actions and consents, if any, necessary to consummate the transactions contemplated hereby.

     5.5 Assumption of Leases and Assumed Contracts. The landlords of the Centers shall have agreed to the lease or assumption by Buyer of the leases for the Centers. The Assumed
Contracts shall be assigned to Buyer on terms reasonably satisfactory to Buyer.

     5.6 Necessary Consents. The parties shall have received written consents, in form and substance reasonably satisfactory to Buyer, to the transactions contemplated hereby from all Persons whose consent is required therefor, as set forth on Schedule 2.2(B) or otherwise under any Contract.

     5.7 Review of Proceedings. All actions, proceedings, instruments and documents required to carry out the transactions contemplated by this Agreement or any other agreement to be executed and delivered by any of the parties hereunder or in connection herewith shall be subject to the reasonable approval of Buyer's counsel, and the Sellers shall have furnished to such counsel such documents as such counsel may have reasonably requested for the purpose of enabling such counsel to pass upon legal matters incidental thereto.

     5.8 Threatened or Pending Proceedings. No proceedings shall have been initiated or threatened by any governmental department, commission, bureau, board, agency or instrumentality seeking to enjoin or otherwise restrain the consummation of the transactions contemplated hereby.

     5.9 Authorization to Endorse Certain Checks. Buyer shall have received a duly executed letter from each Seller in the form of Exhibit C annexed hereto, dated the Closing Date, authorizing Buyer to endorse certain checks made payable to such Seller.

     5.10 Execution of Radiology and Consulting Agreements.  The
TurnKey License Agreement and Consulting Agreement attached hereto as Exhibits D and E, respectively, shall have been executed and delivered by all parties thereto.

     5.11 Deliveries Complete. All documents required to have been delivered by the Sellers to Buyer and all actions required under this Agreement to have been taken by the Sellers, at or prior to the Closing shall have been delivered or taken.

     5.12 Accounts Payable. All trade and lender accounts payable relating to the Business shall, as of the Closing Date, be Current or made Current by payment by its attorneys from the Closing Date
Amount in accordance with Section 4.2.

     5.13 Closing Certificates. On the Closing Date, the respective Sellers and the respective Stockholders shall deliver to Buyer certificates signed by the President of each Seller and the Stockholders to the effect that: (a) all representations and warranties of the respective Sellers and the respective Stockholders contained in this Agreement are true and correct as if made on and as of such date, except (i) as a result of the taking of any action contemplated hereby, (ii) insofar as any such representation or warranty relates to a specified earlier date; (b) each Seller has performed and complied with all of its covenants and agreements set forth in this Agreement to be performed or complied with at or before the Closing; and (c) each of the other conditions precedent to Buyer's obligations to close under this Agreement has been fulfilled.

     5.14 Employees. Subject to Buyer's normal recruiting standards, anticipated needs and wage scale and fringe benefit program, Buyer shall consider each of Sellers' employees employed at the Centers (the "Employees") for possible employment by Buyer at the Centers from and after the Closing Date, it being agreed, however, that Buyer shall have no obligation to employ any such person. At least three business days prior to the Closing Date, Buyer shall deliver to the Sellers a list of those Employees that Buyer wishes to so employ and the Sellers shall use their best efforts to cause each such designated Employee to accept such employment. As to any Employees not entering into Buyer's employ on the Closing Date, the applicable Seller shall be solely responsible for (i) properly notifying such Employees of their termination, and (ii) making all severance and related payments, including but not limited to payments for accrued vacation and accrued sick days, if any.

                            ARTICLE 6

            CONDITIONS TO OBLIGATIONS OF THE SELLERS
                      AND THE STOCKHOLDERS

     The obligations of the Sellers and the Stockholders under this Agreement shall be subject, at the option of Sellers, to the fulfillment of each of the following conditions as of the Closing
Date:

     6.1 Accuracy of Representations and Compliance With Condi-tions. All representations and warranties of Buyer contained in this Agreement shall be true and accurate when made and, except (a) as a result of the taking of any action contemplated hereby or (b) insofar as any representation or warranty relates to any specified earlier date, shall be true and accurate as of the Closing Date, as though such representations and warranties were then made by Buyer; and Buyer shall have performed and complied with all of its covenants and agreements set forth in this Agreement to be performed or complied with at or before the Closing.

     6.2 Orders. No order shall have been rendered enjoining or otherwise restraining the consummation of the transactions contemplated hereby and no proceedings shall have been instituted or threatened by any governmental body, commission, bureau, board, agency or instrumentality seeking to enjoin or otherwise restrain the consummation of the transaction contemplated herein.

     6.3 Opinion of Counsel to Buyer. Sellers shall have received from Werbel & Carnelutti, counsel for Buyer, an opinion dated the Closing Date in the form set forth in Exhibit F hereto.

     6.4  Execution of Certain Agreements.  The TurnKey License
Agreement and the consulting agreement between Art Taylor and the Buyer shall have been executed and delivered by all parties thereto.

     6.5 Deliveries Complete. All documents required to have been delivered by Buyer to Sellers and all actions required under this Agreement to have been taken by Buyer, at or prior to the Closing shall have been delivered or taken.

     6.6 Closing Certificate. On the Closing Date, Buyer shall deliver to Sellers a certificate signed by the President (or a Vice President) of Buyer to the effect that: (a) all representations and warranties of Buyer contained in this Agreement are true and correct as if made on and as of such date, except (i) as a result of the taking of any action contemplated hereby, (ii) insofar as any such representation or warranty relates to a specified earlier date; (b) Buyer has performed and complied with all of its covenants and agreements set forth in this Agreement to be performed or complied with at or before the Closing; and (c) each of the other conditions precedent to Sellers' obligations to close under this Agreement has been fulfilled.

     6.7 Releases. On the Closing Date, Sellers and Stockholders shall receive complete releases from DVI and Siemans Credit

Corporation of all obligations and liabilities under the leases set forth in Schedule 6.7.

                            ARTICLE 7

               TRANSACTIONS SUBSEQUENT TO CLOSING

     7.1 Record Retention; Access (a) Buyer shall retain the books and records of the Center and the Purchased Assets transferred to it hereunder for a period of not less than six (6) years; provided, however that Buyer shall have the right to dispose of or destroy any such books and records at any earlier time upon giving Sellers reasonable notice of such intent and the right to obtain from Buyer those books and records which it intends to dispose of or destroy. Sellers shall have the right, at the expense of Sellers, (i) of reasonable access to and examination of such records and books for a period of six (6) years from and after the Closing Date upon reasonable notice to Buyer and during normal business hours and
(ii) to make copies of such of the books, contracts and records included in the Purchased Assets as are in Buyer's possession which relate to any period prior to the Closing. With the approval of Buyer, which approval shall not be unreasonably withheld or delayed, Sellers may remove from Buyer's possession the originals of such of the books and records included in the Purchased Assets as Sellers may require, for use in litigation, provided that Sellers shall indemnify Buyer against losses, expenses, or damages resulting from the loss, destruction or non-return of such books and records.

     (b) Sellers shall retain the books and records of the Centers not transferred to Buyer hereunder for a period of not less than six (6) years; provided, however that Sellers shall have the right to dispose of or destroy any such books and records at any earlier time upon giving Buyer reasonable notice of such intent and the right to obtain from Sellers those books and records which it intends to dispose of or destroy. Buyer shall have the right at the expense of Buyer, (i) of reasonable access to and examination of such records and books for a period of six (6) years from and after the Closing Date upon reasonable notice to Sellers and during normal business hours, and (ii) to make copies of such books, contracts and records as are in Sellers' possession. With the approval of any Seller, which approval shall not be unreasonably withheld, Buyer may remove from Seller's possession the originals of such books and records as Buyer may require, for use in litigation, provided that Buyer shall indemnify such Seller against any losses, expenses or damages resulting from the loss, destruction or non-return of the same.

                            ARTICLE 8

                 CONFIDENTIALITY AND NON-COMPETE


     8.1 Confidentiality. (a) Prior to and after the Closing, no party to this Agreement shall directly or indirectly make or cause to be made any public announcement or disclosure, or issue any notice with respect to this Agreement or the transactions contemplated hereby without the prior consent of the other parties hereto, except for disclosures or notices, based upon the advice of MRI's counsel, to be made by MRI as a result of its public status, including, but not limited to a press release announcing the transaction contemplated by this Agreement. In the event this Agreement terminates without the purchase and sale of the Purchased Assets having taken place, the parties and their respective Affiliates and Agents will (i) hold in confidence and refrain from using all non-public information received in connection with the transactions contemplated in this Agreement, and (ii) promptly return all such non-public information and any and all copies thereof to the party to which such information relates. The Sellers and Stockholders acknowledge that the common stock of Buyer's parent, MRI, is publicly traded and agree to refrain from using non-public information regarding this transaction in connection with the purchase or sale of such securities.

     (b) During the period commencing on the date hereof and ending seven years from the date hereof, neither the Stockholders, Sellers nor any Affiliate of any Seller or Stockholder, shall disclose intentionally to anyone, or use or otherwise exploit for such Stockholder's, Seller's or any Affiliate of Seller's or Stockholder's benefit, or for the benefit of anyone other than Buyer or MRI Group Entities, (i) any confidential information of Buyer or MRI Group Entities relating to the Business or any Center, including, without limitation, any trade secrets, customer lists, details of client or consultant contracts, marketing plans, product or service development plans, business acquisition plans of the Buyer or MRI Group Entities related to the Business, or (ii) any portion or phase of any technical information, ideas, "know-how", discoveries, product designs, computer programs (including source or object codes), processes, procedures, formulae or improvements relating to any Center that is valuable, and whether or not in written or tangible form, and including all memoranda, notes, plans, reports, records, documents and other evidence thereof (all such information, documents and materials being hereinafter called "Confidential Information").

     (c) The foregoing notwithstanding, the term "Confidential Information" does not include, and there shall be no obligation hereunder with respect to, (i) information that becomes generally available to the public, other than as a result of a disclosure by a Stockholder, Seller or any Affiliate of Seller or Stockholder or any agent or other representative thereof, and (ii) business and technical methods applicable to diagnostic imaging businesses generally. Neither the Stockholders, Sellers nor any Affiliate of Sellers shall have any obligation hereunder to keep confidential any Confidential Information if and to the extent disclosure of any thereof is required by law, and the Stockholders, Sellers or any Affiliate of Sellers or Stockholders concerned shall provide Buyer with prompt notice of such requirement, prior to making any disclosure, so that the Buyer may seek an appropriate protective or restrictive order.
     (d) At the request of Buyer, Stockholders and Sellers agree to deliver to Buyer, at any time during the term of this Agreement, all Confidential Information which any of them may possess or control.

     8.2 Non-Competition/Noninterference. During the period commencing on the date hereof and ending three (3) years from the date hereof, neither BMIC, SIMI, Dr. Novick, Dr. Rossi, Offenbacher, Taylor (collectively, the "BMIC and SIMI Entities and Stockholders") nor any Affiliate of the BMIC and SIMI Entities and Stockholders (a "Restricted Party") shall, directly or indirectly:

     (a) anywhere within a four (4) mile radius, limited by recognized significant water boundaries (the "Restricted Area"), of the BMIC and SIMI Centers in which such Restricted Party owns, as disclosed herein, an equity interest (a "Restricted Center"), own, manage, operate, advise (whether or not for compensation), control, or invest or acquire an interest in any business, or otherwise engage or participate in, whether as a proprietor, partner, stockholder, director, officer, Key Employee, joint venturer, lender, advisor, consultant, investor or other participant, any business which offers diagnostic imaging services (a "Competitive Business"); provided, however, that Eliezer Offenbacher shall be permitted to perform professional reading services for Competitive Businesses located more than one mile from the Brooklyn Center.

     (b) solicit, induce or influence any customer, supplier, or any other person or entity which has a business relationship with Buyer or a Restricted Center to discontinue or reduce the extent of such relationship with Buyer or a Restricted Center; or

     (c) (i) recruit, solicit, or otherwise induce or influence any employee of Buyer or a Restricted Center to discontinue such employment with Buyer or a Restricted Center or any radiologist who, at the time has a business relationship with Buyer or a Restricted Center, from discontinuing such relationship with Buyer or a Restricted Center, or (ii) employ or seek to employ, or cause any Competitive Business or permit any Competitive Business to employ or seek to employ any person who is then (or was at any time six moths prior to the date either Seller or the Competitive
Business employs or seeks to employ such person) employed by Buyer or a Restricted Center.

     (d)  Notwithstanding the foregoing, the provisions of this
Section 8.2 will not be deemed breached merely because a BMIC or SIMI Entity or Stockholder beneficially owns, in the aggregate, not more than 5% of the outstanding common stock of a corporation, if, at the time of its acquisition by such BMIC or SIMI Entity or Stockholder, such stock is listed on a national securities exchange, is reported on Nasdaq, or is regularly traded in the over-the-counter market by a member of a national securities exchange.

     (e) Each BMIC and SIMI Entity and Stockholder acknowledges and agrees that in the event of any breach or likely breach of any of the covenants of Article 8 herein, the Buyer and any relevant Affiliate would incur damages in an amount difficult to ascertain and/or be irreparably harmed and could not be made whole solely by monetary damages. It is accordingly agreed that such persons, in addition to any other remedy to which they may be entitled at law or in equity, shall be entitled to injunctive relief in respect of such breach or likely breach as may be ordered by any court of competent jurisdiction including, but not limited to, an injunction restraining any violation of Article 8 herein and without the proof of actual damages. It is intended that full third party rights are granted under this provision.

     (f) Such BMIC and SIMI Entity and Stockholder acknowledges and agrees that the covenants and other provisions set forth in
Article 8 herein are reasonable, including with respect to duration and subject matter, and that they are receiving valuable and adequate consideration for such covenants under this Agreement.
The parties acknowledge that it is their intention that all such covenants and provisions be enforceable to the fullest extent possible under applicable law. If any of the provisions set forth in this Article 8 are found to be unenforceable in any instance, such finding or invalidity shall not effect the enforceability of any remaining provision and such unenforceable provision to the specific extent that it is unenforceable, shall be interpreted to extend only over the maximum period of time and to the maximum extent as to the which it is enforceable, in order to effectuate the parties' intention, as represented hereby, to the greatest extent possible.

     8.3 Non-Competition/Noninterference. During the period commencing on the date hereof and ending three (3) years from the date hereof, neither MMM, Novick, Taylor, Aldonna McCarthy
(collectively, the "MMM Stockholders") nor any Affiliate of MMM or MMM Stockholders (a "Restricted Party") shall, directly or indirectly:

     (a) anywhere within a four (4) mile radius, limited by recognized significant water boundaries (the "Restricted Area"), from the MMM Center, own, manage, operate, advise (whether or not for compensation), control, or invest or acquire an interest in any business, or otherwise engage or participate in, whether as a proprietor, partner, stockholder, director, officer, Key Employee, joint venturer, lender, advisor, consultant, investor or other participant, any business which offers diagnostic imaging services (a "Competitive Business"); provided, however, that Aldonna McCarthy shall not be prohibited from selling diagnostic imaging equipment in the Restricted Area.

     (b) solicit, induce or influence any customer, supplier, or any other person or entity which has a business relationship with Buyer or the MMM Center to discontinue or reduce the extent of such relationship with Buyer or the MMM Center; or

     (c) (i) recruit, solicit, or otherwise induce or influence any employee of Buyer or the MMM Center to discontinue such employment with Buyer or the MMM Center or any radiologist who, at the time has a business relationship with Buyer or the MMM Center, from discontinuing such relationship with Buyer or the MMM Center, or (ii) employ or seek to employ, or cause any Competitive Business or permit any Competitive Business to employ or seek to employ any person who is then (or was at any time within six months prior to the date either any Restricted Party or the Competitive Business employs or seeks to employ such person) employed by Buyer or the MMM Center.

     (d)  Notwithstanding the foregoing, the provisions of this
Section 8.2 will not be deemed breached merely because MMM or any affiliate thereof beneficially owns, in the aggregate, not more than 5% of the outstanding common stock of a corporation, if, at the time of its acquisition by MMM or MMM Stockholder, such stock is listed on a national securities exchange, is reported on Nasdaq, or is regularly traded in the over-the-counter market by a member of a national securities exchange.

     (e) Each of MMM and the MMM Stockholders acknowledges and agrees that in the event of any breach or likely breach of any of the covenants of Article 8 herein, the Buyer and any relevant Affiliate would incur damages in an amount difficult to ascertain and/or be irreparably harmed and could not be made whole solely by monetary damages. It is accordingly agreed that such persons, in addition to any other remedy to which they may be entitled at law or in equity, shall be entitled to injunctive relief in respect of such breach or likely breach as may be ordered by any court of competent jurisdiction including, but not limited to, an injunction restraining any violation of Article 8 herein and without the proof of actual damages. It is intended that full third party rights are granted under this provision.

     (f) Each of MMM and the MMM Stockholders acknowledge and agree that the covenants and other provisions set forth in Article 8 herein are reasonable, including with respect to duration and subject matter, and that they are receiving valuable and adequate consideration for such covenants under this Agreement. The parties acknowledge that it is their intention that all such covenants and provisions be enforceable to the fullest extent possible under applicable law. If any of the provisions set forth in this Article 8 are found to be unenforceable in any instance, such finding or invalidity shall not effect the enforceability of any remaining provision and such unenforceable provision to the specific extent that it is unenforceable, shall be interpreted to extend only over the maximum period of time and to the maximum extent as to the which it is enforceable, in order to effectuate the parties' intention, as represented hereby, to the greatest extent possible.

                            ARTICLE 9

                         INDEMNIFICATION

     9.1 Indemnity by the Sellers and the Stockholders. Each Seller and Stockholder, jointly and severally with respect only to its respective Center, subject to Section 9.4 hereof, agrees to indemnify and hold harmless Buyer and its successors and assigns and its and their respective officers, directors, controlling Persons (if any), employees, attorneys, agents, Affiliates, partners and stockholder, in each case past, present, or as they may exist at any time after the date of this Agreement (including Buyer, the "Buyer Indemnitees") against and in respect of any and all:

     (a) claims, suits, actions, proceedings (formal and infor-mal), investigations, judgments, deficiencies, damages, settlements, liabilities, losses, costs and legal and other expenses (collectively, "Losses") arising out of or based upon (i) any breach of any representation, warranty, covenant or agreement of such Seller or Stockholder contained in this Agreement or in any other agreement executed and delivered by such Seller or Stockholder hereunder or in connection herewith, (ii) any Retained Liability, (iii) the waiver by Buyer of compliance by Sellers with the provisions of applicable bulk sales laws, and (iv) the application of appropriate health care laws as they pertain to the provision of services by the Centers prior to the Closing Date; and

     (b) claims, suits, actions and proceedings, including but not limited to professional liability claims, (formal and informal) of Persons not a party to this Agreement and related Losses arising from events occurring on or prior to the Closing Date relating to the Purchased Assets or the operation or conduct of the Business of the applicable Center and not an Assumed Liability.

     9.2 Indemnity by Buyer. Buyer agrees to indemnify and hold harmless the Sellers and the Stockholders and their successors and assigns and their respective partners, controlling Persons (if any), employees, attorneys, agents, Affiliates, partners and stockholder (the "Seller Indemnitees") against and in respect of any and all:

     (a) Losses arising out of or based upon (i) any breach of any representation, warranty, covenant or agreement of Buyer contained in this Agreement, or in any other agreement executed and delivered by Buyer hereunder or in connection herewith and (ii) any Assumed Liability; and

     (b) claims, suits, actions and proceedings (formal and informal) of Persons not a party to this Agreement and related Los-ses arising from events occurring after the Closing Date relating to the Purchased Assets or the operation or conduct of the Business except to the extent that same results from the breach of any representation or warranty of Seller hereunder.

     9.3  Defense of Claims.  Any Buyer Indemnitee or Seller
Indemnitee (the "Indemnified Party") seeking indemnification under this Agreement shall give to the party obligated to provide indemnification to such Indemnified Party (the "Indemnitor") a notice (a "Claim Notice") describing in reasonable detail the facts giving rise to any claim for indemnification hereunder promptly upon learning of the existence of such claim. Upon receipt by the Indemnitor of a Claim Notice from an Indemnified Party with respect to any claim of a third party, such Indemnitor may assume the defense thereof with counsel reasonably satisfactory to the Indemnified Party and, in such event, shall agree to pay and otherwise discharge with the Indemnitor's own assets all judgments, deficiencies, damages, settlements, liabilities, losses, costs and legal and other expenses related thereto; and the Indemnified Party shall cooperate in the defense or prosecution thereof and shall furnish such records, information and testimony and attend all such conferences, discovery proceedings, hearings, trials and appeals as may be reasonably requested in connection therewith. If the Indemnitor does not assume the defense thereof, the Indemnitor shall similarly cooperate with the Indemnified Party in such defense or prosecution. The Indemnified Party shall have the right to participate in the defense or prosecution of any lawsuit with respect to which the Indemnitor has assumed the defense and to employ its own counsel therein, but the fees and expenses of such counsel shall be at the expense of the Indemnified Party unless (i) the Indemnitor shall not have promptly employed counsel reasonably satisfactory to such Indemnified Party to take charge of the defense of such action or (ii) such Indemnified Party shall have reasonably concluded that there exists a significant conflict of interest with respect to the conduct of such Indemnified Party's defense by the Indemnitor, in either of which events such fees and expenses shall be borne by the Indemnitor and the Indemnitor shall not have the right to direct the defense of any such action on behalf of the Indemnified Party. The Indemnitor shall have the right, in its sole discretion, to settle any claim solely for monetary damages for which indemnification has been sought and is available hereunder, provided that the Indemnitor shall not agree to the settlement of any claim which constitutes the subject of a Claim Notice which settlement in the reasonable opinion of the Indemnified Party would have an adverse continuing effect on the business of the Indemnified Party without the prior written consent of the Indemnified Party. The Indemnified Party shall give written notice to the Indemnitor of any proposed settlement of any suit, which settlement the Indemnitor may, if it shall have assumed the defense of the suit, reject in its reasonable judgment within 10 days of receipt of such notice. Notwithstanding the foregoing the Indemnified Party shall have the right to pay or settle any suit for which indemnification has been sought and is available hereunder, provided that, if the defense of such claim shall have been assumed by the Indemnitor, the Indemnified Party shall automatically be deemed to have waived any right to indemnification hereunder.

     9.4  Limitations.  The indemnifications provided in this
Article 9 shall expire 18 months after the Closing Date. In addition, no party hereto shall be indemnified for any amount with respect to which it received insurance proceeds. Any Stockholder's obligation to indemnify with respect to a Seller, shall be limited to the amount of the Loss multiplied by Stockholder's proportionate equity interest in such Seller. No indemnification shall be required until the amount of Loss sought to be indemnified exceeds $10,000.

                           ARTICLE 10

                          MISCELLANEOUS

     10.1 Bulk Sales Laws Buyer waives compliance by Sellers with any applicable bulk sales law and Sellers severally hereby agree to indemnify Buyer from any liability thereunder regarding their respective Centers, subject to Article 9 hereof.

     10.2 Payment of Sales, Use and Similar Taxes. Sellers shall be responsible for, and shall pay when due, all taxes (but excluding any income taxes), of any nature whatsoever, applicable to, or resulting from, the sale and purchase of the Purchased Assets hereunder; provided, however, that Buyer shall bear sales tax in connection with the purchases contemplated herein.

     10.3 Expenses. Each party hereto shall pay its own expenses incident to the negotiation, preparation and consummation of this Agreement and all other agreements, instruments and documents executed and delivered by it hereunder or in connection herewith, including all fees and expenses of its or their respective counsel and accountants, whether or not the transactions contemplated hereby or thereby are consummated.

     10.4 Further Actions. At any time and from time to time after the Closing, each party hereto agrees, at its own expense (except as otherwise provided herein), to take such actions and to execute and deliver such documents as may be reasonably necessary to effectuate the purposes of this Agreement.

     10.5 Survival. The representations, warranties, covenants and agreements contained in or made pursuant to this Agreement shall survive the Closing, except to the extent that they relate to a specified earlier date.

     10.6 Entire Agreement; Modification. This Agreement (includ-ing the Schedules and Exhibits hereto) sets forth the entire understanding of the parties with respect to the subject matter hereof, supersedes all existing agreements among them concerning such subject matter and may be modified only by a written instrument duly executed by each party hereto.

     10.7 Notices. Any notice given pursuant to this Agreement to any party hereto shall be deemed to have been duly given when mailed by registered or certified mail, return receipt requested, or when hand delivered as follows:

     If to Sellers or the Stockholders:

          Mark Novick, M.D.
          450 Avenue P
          Brooklyn, New York 11223

                -and-

          Dennis R. Rossi, M.D.
          1575 Hillside Avenue
          New Hyde Park, New York  11040

with a copy to:

          Solomon & Siris, LLP
          585 Stewart Avenue
          Suite 770
          Garden City, New York 11530
          Attention:  Stuart Siris, Esq.

     If to Buyer:

          Queens/Kings Resources, Inc.
          c/o Medical Resources, Inc.
          155 State Street
          Hackensack, New Jersey 07601
          Attention:  Mr. William D. Farrell

with a copy to:

          Werbel & Carnelutti
          711 Fifth Avenue
          New York, New York 10022
          Attention:  Stephen M. Davis, Esq.


or at such other address as either such party shall from time to time designate by written notice, in the manner provided herein, to the other party hereto. All references to days in this Agreement shall be deemed to refer to calendar days, unless otherwise specified.

     10.8 Waiver. Any waiver must be in writing, and any waiver by any party of a breach of any provision of this Agreement shall not operate as or be construed to be a waiver of any other breach of that provision or of any breach of any other provision of this Agreement. The failure of a party to insist upon strict adherence to any term of this Agreement on one or more occasions will not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement.

     10.9 Binding Effect; Assignment. (a) Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by either of the parties hereto without the prior written consent of the other party, and any purported assignment without such consent shall be void; provided, however, that the Buyer may assign any of its rights hereunder to an Affiliate without the consent of any other party hereto; provided, however, that Buyer and MRI where applicable shall remain liable for all obligations relating thereto.

     (b) This Agreement shall be binding upon and inure to the benefit of the parties hereto and their successors and assigns.

     10.10 Separability. If any provision of this Agreement is invalid, illegal or unenforceable, such provision shall be ineffec-tive to the extent, but only to the extent of, such invalidity, illegality or unenforceability, without invalidating the remainder of such provision or the remaining provisions of this Agreement, unless such a construction would be unreasonable.

     10.11 Headings. The headings in this Agreement are solely for convenience of reference and shall be given no effect in the construction and interpretation of this Agreement.

     10.12 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     10.13 Governing Law. This Agreement shall be construed and enforced in accordance with the laws of the State of New York, without giving effect to conflict of laws.

     10.14 Incorporation by Reference. The Schedules and Exhibits attached hereto and the letters referred to herein as having been executed or delivered concurrently with the execution of this Agreement are an integral part of this Agreement and are incorpora-ted herein by reference.

     10.15 Definitions. As used herein, the following terms shall have the meanings herein specified unless the context otherwise requires. Defined terms in this Agreement shall include in the singular number the plural and in the plural number the singular.

     "Affiliate" of a Person shall mean any other Person control-ling, controlled by or under common control with such Person. For purposes of this Agreement, Stockholders of Long Island Radiology Associates P.C. and Harold Tice, M.D. shall not be deemed Affiliates of Dr. Rossi, so long as Dr. Rossi does not obtain any economic benefit, provide any assistance or take any action set forth in Section 8.2 in connection with a Competitive Business established by such persons.

     "Key Employee" shall mean any person who is employed in a management, executive, supervisory, marketing or sales capacity for another person.

     "Market Value" shall mean, with respect to any trading day, the average of the closing price per share of the MRI Common Stock on the five consecutive trading days ending on such date. the closing price for each such day shall be the last sale price regular way or, in case no such sale takes place on such day, the average of the closing bid and asked prices of such MRI Common Stock, in either case on The Nasdaq Stock Market or the principal securities exchange on which the shares of MRI Common Stock are listed or admitted to trading.

     "MRI" shall mean Medical Resources, Inc., a Delaware corporation.

     "Person" shall mean and include any individual, partnership, firm, corporation, association, joint venture, trust or other entity, or any government or political subdivision or agency, department or instrumentality thereof.

          IN WITNESS WHEREOF, the parties hereto have duly executed this Asset Purchase Agreement as of the date first written above.

                              SELLERS:


                              BROOKLYN MEDICAL IMAGING CENTER


                              By:______________________________
                                 Name:
                                 Title:


                              MEADOWS MEDICAL MANAGEMENT, INC.


                              By:______________________________
                                 Name:
                                 Title:


                              STATEN ISLAND MEDICAL IMAGING, INC.



                              By: _____________________________
                                  Name:
                                  Title:

                              STOCKHOLDERS:



                              _________________________________
                              Name:  Mark Novick, M.D.

                              Address:



                              _________________________________
                              Name:  Dennis Rossi, M.D.

                              Address:



                              _________________________________
                              Name:  Art Taylor

                              Address:



                              _________________________________
                              Name:  Eliezer Offenbacher

                              Address:



                              _________________________________
                              Name:  Aldonna McCarthy

                              Address:




                              QUEENS/KINGS RESOURCES, INC.



                              By:______________________________
                                 Name:
                                 Title:

                              With respect to Sections 1.3, 1.4,
                              1.8, 9.2, 10.2 and Article 3 hereof:


                              MEDICAL RESOURCES, INC.



                              By: _____________________________
                                  Name:
                                  Title:

     The undersigned hereby (i) disclaims, title, to or any ownership interest it may have in, the property listed on Schedule 2.5(A), a copy of which Schedule the undersigned has received and reviewed, and (ii) agrees to be bound by the provisions of Section 9.1(b) regarding the obligation to indemnify Buyer from professional liability claims.



                              ___________________________, P.A.
                              (doing business as
                              ____________________)



                              By:


99888